Exhibit 99.2

FIRST EASTERN BANKSHARES CORPORATION

AND SUBSIDARY

Consolidated Balance Sheet (Unaudited)

(In thousands)

June 30,
2016
Assets
Cash and due from banks	$2,951
Mortgage loans held for sale	26,209
Loans receivable, net	30,824
Federal Home Loan Bank stock, at cost	649
Accrued interest receivable	99
Mortgage servicing rights	4,396
Premises and equipment, net	1,566
Goodwill, net	789
Other assets	1,298

Total assets	$68,781

Liabilities and Equity
Deposits	$41,737
Federal Home Loan Bank advances	13,128
Mortgagors’ escrow accounts	575
Deferred income taxes	22
Other liabilities	1,320

Total liabilities	56,782

Equity:
Common stock, $1 par value, 1,000,000 shares authorized, 1,000 shares issued and outstanding	1
Additional paid-in capital	196
Retained earnings	11,802

Total equity	11,999

Total liabilities and equity	$68,781

See accompanying notes to consolidated financial statements

FIRST EASTERN BANKSHARES CORPORATION

AND SUBSIDARY

Consolidated Statements of Operations (Unaudited)

(In thousands)

	Six Months Ended June 30,
	2016	2015
Interest and dividend income:
Loans receivable	$962	$1,085
Short term investments and other interest bearing deposits	10	6

Total interest and dividend income	972	1,091

Interest expense:
Deposits	105	120
Federal Home Loan Bank advances	40	35

Total interest expense	145	155

Net interest income	827	936
Provision for loan losses	—	—

Net interest income after provision for loan losses	827	936

Non-interest income:
Loan servicing fees	318	82
Net gain on sales of mortgage loans	5,435	5,240
Other operating income	36	37

Total non-interest income	5,789	5,359

Non-interest expenses:
Compensation and fringe benefits (Note 1)	5,805	4,405
Occupancy and equipment	863	820
Losses on and expenses of foreclosed real estate, net	5	10
Other operating expenses	1,048	625

Total non-interest expenses	7,721	5,860

Income (loss) before income taxes	(1,105)	435
Income tax expense (benefit)	(14)	—

Net income (loss)	$(1,091)	$435

See accompanying notes to consolidated financial statements

FIRST EASTERN BANKSHARES CORPORATION

AND SUBSIDARY

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	For the Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(1,091)	$435
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	93	98
Amortization of mortgage servicing rights	725	813
Gain on sales and adjustments to foreclosed real estate	2	2
Loss on disposal and sales of equipment	28	—
Mortgage loans originated for sale	(184,149)	(224,115)
Proceeds from sale of mortgage loans	180,073	219,552
Gain on sale of mortgage loans	(4,890)	(5,240)
Net increase in mortgage servicing rights	(1,047)	(1,340)
Accrued interest receivable	31	(15)
Other, net	322	643

Net cash used in operating activities	(9,903)	(9,167)

Cash flows from investing activities:
Net decrease (increase) in loans	2,549	(1,111)
Purchases of premises and equipment	(65)	(27)
Capital additions to foreclosed real estate	—	(46)
Proceeds from sales of foreclosed real estate	9	501
Redemption of Federal Home Loan Bank stock	282	—

Net cash provided by (used in) investing activities	2,775	(683)

Cash flows from financing activities:
Net increase in deposits	6,957	1,838
Net (decrease) increase in short term advances from Federal Home Loan Bank	(1,500)	5,500
Payments on advances from the Federal Home Loan Bank	(1,255)	(1,251)
Net increase in borrowers’ escrow accounts	129	104
Dividends paid	(1,000)	(850)

Net cash provided by financing activities	3,331	5,341

Net decrease in cash and cash equivalents	(3,797)	(4,509)
Cash and cash equivalents at beginning of period	6,748	7,509

Cash and cash equivalents at end of period	$2,951	$3,000

Supplemental cash flow information:
Interest paid on deposits and borrowed funds	$144	$146
Income taxes paid	$69	$44

See accompanying notes to consolidated financial statements

FIRST EASTERN BANKSHARES CORPORATION

AND SUBSIDARY

Notes to Unaudited Consolidated Financial Statements

June 30, 2016 and 2015

NOTE 1—NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of First Eastern Bankshares Corporation, its wholly-owned subsidiary, First Federal Savings Bank of Boston (the “Bank”), and its wholly-owned subsidiaries, First Realty Acquisition Corporation and Prime Title Services, Inc. (collectively, the “Corporation”).The Corporation is actively engaged in the mortgage banking business wherein it originates residential mortgage loans, primarily in New England, for sale in the secondary mortgage market on both a servicing retained and servicing released basis. In addition, the Corporation provides a variety of financial services to individuals and small businesses in Eastern Massachusetts. Its primary deposit products are checking, savings and term certificate accounts, and its primary portfolio lending products are residential and construction loans. The Federal Deposit Insurance Corporation (“FDIC”) provides insurance coverage on all deposits up to $250,000 per depositor. As an FDIC insured institution, the Corporation and the Bank are subject to regulation including the maintenance of minimum regulatory capital requirements. As of June 30, 2016, the Corporation and the Bank exceeded all minimum regulatory capital requirements.

Effective in 2004, the Corporation elected to be treated as an “S” corporation under the Internal Revenue Code. As such, the Corporation is not liable for federal income taxes but is liable for state income taxes.

The accompanying unaudited interim consolidated financial statements include the accounts of Corporation and its consolidated subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial reporting. Accordingly, the accompanying interim financial statements do not include all information required under GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial statements, primarily consisting of normal recurring adjustments, have been included. The operating results for the six months ended June 30, 2016 are not necessarily indicative of the results to be expected for the year ending December 31, 2016 or any other interim period.

For further information, including a summary of significant accounting policies, refer to the Corporation’s audited consolidated financial statements as of December 31, 2015 and 2014 and for the years then ended and the notes thereto, which are incorporated by reference to the Registration Statement on Form S-1 of Randolph Bancorp, Inc. filed with the Securities and Exchange Commission on March 4, 2016, as amended.

On September 1, 2015, the Corporation and its sole shareholder entered into a merger agreement with Randolph Bancorp pursuant to which the Corporation would merge with Randolph Bancorp in a transaction to be accounted for as a business combination. On July 1, 2016, the Corporation was acquired by Randolph Bancorp, Inc. for cash of $13.9 million and merged with its subsidiary Randolph Savings Bank. Prior to consummation of this transaction and in accordance with the terms of the merger agreement, the Corporation paid bonuses to certain of its officers aggregating $1.6 million which are included in compensation and fringe benefits expense in the accompanying statement of operations for the six months ended June 30, 2016.

NOTE 2—LOANS RECEIVABLE

Loans receivable at June 30, 2016 are summarized as follows (in thousands):

Mortgage loans on real estate:
Residential real estate	$15,271
Commercial	3,959
Construction	19,855

39,085
Less:
Due to borrowers on advanced loans	(7,722)

Total mortgage loans	31,363
Consumer loans	4

Total loans	31,367
Allowance for loan losses	(565)
Net deferred loan origination costs and fees	22

$30,824

NOTE 3—ALLOWANCE FOR LOAN LOSSES

The following table summarizes the changes in the allowance for loan losses by portfolio segment for the six months ended June 30, 2016 and 2015:

	Residential	Residential	Commercial
	Real Estate	Construction	Construction	Consumer	Unallocated	Total
	(In thousands)
Six Months Ended June 30, 2016
Balance at December 31, 2015	$305	$96	$47	$—	$115	$563
Provision for loan losses	(105)	18	(11)	—	98	—
Loans charged-off	—	—	—	—	—	—
Recoveries	2	—	—	—	—	2

Balance at June 30, 2016	$202	$114	$36	$—	$213	$565

Six Months Ended June 30, 2015
Balance at December 31, 2014	$293	$126	$73	$—	$80	$572
Provision for loan losses	(40)	—	5	—	35	—
Loans charged-off	—	—	—	—	—	—
Recoveries	2	—	—	—	—	2

Balance at June 30, 2015	$255	$126	$78	$—	$115	$574

NOTE 3—ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Additional information pertaining to the allowance for loan losses at June 30, 2016 is as follows:

	Residential	Residential	Commercial
	Real Estate	Construction	Construction	Consumer	Unallocated	Total
	(In thousands)
Allowance for impaired loans	$56	$—	$—	$—	$—	$56
Allowance for non-impaired loans	146	114	36	—	213	509

Total allowance for loan losses	$202	$114	$36	$—	$213	$565

Impaired loans	$1,074	$—	$68	$—	$—	$1,142
Non-impaired loans	14,197	12,133	3,891	4	—	30,225

Total loans	$15,271	$12,133	$3,959	$4	$—	$31,367

Credit Quality Information

The Corporation utilizes a six grade internal loan rating system for commercial real estate and commercial loans as follows:

Loans rated 1-3: Loans in this category are considered “pass” rated loans with low to average risk.

Loans rated 4: Loans in this category are considered “special mention”. These loans are starting to show signs of potential weakness and are closely being monitored by management. If not corrected or mitigated, the weakness may expose the Corporation to an increased risk of loss.

Loans rated 5: Loans in this category are considered “substandard”. Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or of the pledged collateral. There is a distinct possibility that the Corporation will sustain some loss if the weakness is not corrected.

Loans rated 6: Loans in this category are considered as “doubtful”. Loans classified as doubtful have all the weaknesses inherent to those classified as substandard with the added characteristic that the weakness makes collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

NOTE 3—ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Credit Quality Information (Continued)

The following table presents the Corporation’s loans by risk rating at June 30, 2016:

	Residential Real Estate	Residential Construction	Commercial Construction
	(In thousands)
Loans rated 1 - 3A	$14,509	$12,133	$3,959
Loans rated 4	361	—	—
Loans rated 5	401	—	—

	$15,271	$12,133	$3,959

The Corporation does not assign risk ratings to consumer loans unless they are contractually past 90 days past due or more or where legal action has commenced against the borrower. Those loans not assigned a rating are considered “pass”.

On an annual basis, or more often if needed, the Corporation formally reviews the ratings on all commercial construction loans. Annually, the Corporation engages an independent third party to review a significant portion of loans within these segments. Management uses the results of these reviews as part of its annual review process.

The following is a summary of past due and non-accrual loans at June 30, 2016:

	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days or More Past Due	Total Past Due	Non-accrual Loans
	(In thousands)
Residential real estate	$361	$—	$401	$762	$401
Residential construction	—	—	—	—	—
Commercial construction	—	—	—	—	—
Consumer	—	—	—	—	—

Total	$361	$—	$401	$762	$401

At June 30, 2016, there were no loans past due 90 days or more and still accruing interest.

NOTE 3—ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Credit Quality Information (Continued)

The following is a summary of impaired loans at June 30, 2016:

	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(In thousands)
Impaired loans without a valuation allowance:
Residential real estate	$479	$479	$—
Residential construction	—	—	—
Commercial construction	68	68	—

Total	547	547	—

Impaired loans with a valuation allowance:
Residential real estate	595	595	56
Residential construction	—	—	—
Commercial construction	—	—	—

Total	595	595	56

Total impaired loans	$1,142	$1,142	$56

Additional information pertaining to impaired loans follows:

	Average	Interest	Cash Basis
	Recorded	Income	Interest
	Investment	Recognized	Recognized
	(In thousands)
Six Months Ended June 30, 2016
Residential real estate	$1,300	$35	$35
Residential construction	—	—	—
Commercial construction	71	2	2

Total	$1,371	$37	$37

Six Months Ended June 30, 2015
Residential real estate	$1,553	$35	$33
Residential construction	—	—	—
Commercial construction	291	9	11

Total	$1,844	$44	$44

No additional funds are committed to be advanced in connection with impaired loans.

NOTE 3—ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Credit Quality Information (Continued)

Troubled Debt Restructurings

The Company periodically grants concessions to borrowers experiencing financial difficulties.

At June 30, 2016, the Company had six residential real estate loans aggregating $846,000, which were subject to troubled debt restructuring agreements of which $388,000 were performing in accordance with the terms of the modified loan agreements.

Loans are designated as troubled debt restructures when a concession is made on credit as a result of financial difficulties of the borrower. Typically, such concessions consist of a reduction in interest rate to a below market rate, taking into account the credit quality of the note or a deferment of payments, principal or interest, which materially alters the Corporation’s position or significantly extends the note’s maturity date, such that the present value of cash flows to be received is materially less than those contractually established at the loan’s origination. Restructured loans are included in the impaired loan category.

Losses on loans modified as TDRs, if any, are charged against the allowance for loan losses when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance for loan losses. Loans modified as TDRs with payment defaults are considered in the general component of the allowance for loan losses for each of the Corporation’s loan classes.

NOTE 4—LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balance of mortgage loans serviced for others was $789.3 million at June 30, 2016.

The Corporation measures impairment of its servicing rights on a disaggregate basis based on the predominant risk characteristics of the portfolio and discounts the asset’s estimated future cash flows using a current market rate. The Corporation has determined the predominant risk characteristics to be prepayment risk and interest-rate risk. The fair value of the existing mortgage servicing rights as of June 30, 2016 exceeded its book value and did not require a valuation allowance to be established. To determine the fair value of mortgage servicing rights, the Corporation estimates the expected future net servicing revenue based on common industry assumptions, as well as on the Corporation’s historical experience.

An analysis of mortgage servicing rights for the six month period ended June 30, 2016 is as follows (in thousands):

Balance, beginning of period	$4,074
Capitalized rights	1,047
Amortization	(725)

Balance, end of period	$4,396

Fair value, end of period	$6,216

NOTE 5—DEPOSITS

Deposit account balances at June 30, 2016, are summarized as follows (in thousands):

Demand deposits	$13,010
NOW accounts	3,430
Regular savings	1,759
Money market	5,258
Official checks	714

Total non-certificate accounts	24,171

Term certificates less than $250,000	16,310
Term certificates of $250,000 or more	1,256

Total certificate accounts	17,566

$41,737

At June 30, 2016, scheduled maturities of term certificates are as follows:

Within one year	$15,517
Over one year to three years	1,946
Over three years	103

$17,566

NOTE 6—ADVANCES AND BORROWINGS FROM FEDERAL HOME LOAN BANK

At June 30, 2016, the Corporation had outstanding advances from the Federal Home Loan Bank of Boston amounting to $13.1 million, which mature at various dates through 2021 and bear interest at rates ranging from .52% to 2.05%. These advances may be prepaid at any time subject to a prepayment fee.

Principal maturities under these advances are as follows (in thousands):

Period Ending December 31,
2016	$10,757
2017	519
2018	364
2019	270
2020	1,186
Thereafter	32

$13,128

The Corporation is a member of the Federal Home Loan Bank of Boston (FHLB). As part of its borrowing arrangement with the FHLB, the Bank is required to purchase FHLB stock in an amount determined on the basis of its residential mortgage loans and its borrowings from the FHLB. This stock, which is restricted, is redeemable at par and earns dividends declared at the discretion of the FHLB.

The Bank has a variable rate overnight line of credit of $2,000,000 with the Federal Home Loan Bank of Boston. No borrowings were outstanding at June 30, 2016.

All borrowings from the Federal Home Loan Bank of Boston are secured by certain unencumbered mortgage loans. In addition, the Bank’s stock in the Federal Home Loan Bank is pledged to secure borrowings.

NOTE 7—COMMITMENTS AND CONTINGENT LIABILITIES

The Corporation enters into financial agreements in the normal course of business that have off-balance sheet risks. These arrangements are used to meet the financing needs of its customers and to limit its own exposure to fluctuating market conditions. These financial agreements include commitments to originate loans, unused commercial and home equity lines of credit, unadvanced portions of construction loans and commercial letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated statements of financial condition.

Financial instruments with off-balance-sheet risk at June 30, 2016 are as follows (in thousands):

Commitments to originate loans	$51,821
Commitments to sell loans	34,536
Unadvanced portions of constructions loans	7,722

The Corporation’s exposure to credit loss in the event of nonperformance by the other party of these financial agreements is represented by the contractual amount of those commitments. These financial instruments are agreements to lend to a customer provided there are no violations of any conditions established in the contract. In addition, the agreements generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some commitments are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. The amount and type of collateral obtained, if deemed necessary by the Corporation upon extension of credit, varies and is based on management’s credit evaluation of the counterparty.

The Corporation uses the same credit policies in making commitments as it does for on-balance sheet instruments. The Corporation evaluates each customer’s creditworthiness on a case-by-case basis.

The Corporation may be subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the ultimate outcome of the claims and litigation, if any, will not have a material adverse effect on the Corporation’s financial position.

NOTE 8—FAIR VALUE MEASUREMENTS

DETERMINATION OF FAIR VALUE

The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 825, Financial Instruments, permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a Corporation commitment. Subsequent changes must be recorded in earnings.

FASB ASC 820, Fair Value Measurement, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs.

NOTE 8—FAIR VALUE MEASUREMENTS (CONTINUED)

FAIR VALUE HIERARCHY

This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under this guidance are described below.

Level 1	Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2	Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

ASSETS MEASURED AT FAIR VALUE ON A NON-RECURRING BASIS

The Corporation may be required, from time to time, to measure certain other assets and liabilities on a non-recurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. The following table summarizes the fair value hierarchy used to determine each adjustment and the carrying value of the related individual assets at June 30, 2016.

Carrying values of assets measured at fair value on a nonrecurring basis at June 30, 2016 are as follows:

	June 30, 2016
	Carrying Amount	Level 1	Level 2	Level 3
	(In thousands)
Mortgage loans held for sale	$26,209	$—	$26,209	$—
Impaired loans	1,142	—	—	1,142
Mortgage servicing rights	4,396	—	4,396	—

	$31,747	$—	$30,605	$1,142

A description of the valuation techniques applied to the Corporation’s major categories of assets and liabilities measured at fair value on a non-recurring basis follows:

Mortgage loans held for sale – Mortgage loans held for sale are evaluated to determine they are carried at the lower of cost or fair value. The fair value is based on market prices for similar assets. For this reason, mortgage loans held for sale are categorized as Level 2 assets.

Impaired loans – Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and are classified as Level 3 in the fair value hierarchy. The value of real estate collateral is determined based on appraisal by qualified licensed appraisers hired by the Corporation. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the property.

Mortgage Servicing Rights: Mortgage serving rights are carried at the lower of cost or market and are periodically evaluated for impairment using a valuation model that calculates the present value of net servicing income, using various market-based assumptions related to fees, discount rates and prepayment speeds for similar assets resulting in a Level 2 categorization.

There were no liabilities measured at fair value on a non-recurring basis at June 30, 2016. In addition, there were no gains or losses recognized during the six months ended June 30, 2016 on assets measured at fair value on a non-recurring basis.